                                                    Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                   Aware, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

         Massachusetts                                           04-2911026
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

               40 Middlesex Turnpike, Bedford, Massachusetts 01730 (Address of Principal Executive Offices) (Zip Code)

                       -----------------------------------

                       Aware, Inc. 1996 Stock Option Plan
                            (Full Title of the Plan)

                               Michael A. Tzannes
                      President and Chief Executive Officer
                                   Aware, Inc.
                              40 Middlesex Turnpike
                          Bedford, Massachusetts 01730
                     (Name and Address of Agent for Service)

                                 (781) 276-4000
          (Telephone Number, Including Area Code, of Agent For Service)

                                 With copies to:

                                 William R. Kolb
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
     Title of                       Amount         Proposed                     Proposed             Amount of
     Securities to be               to be          Maximum Offering             Maximum              Registration
     Registered                     Registered     Price Per Share              Aggregate            Fee
                                                                                Offering Price

===================================================================================================================
common Stock, $.01 par value        2,723,343        $39.49(1)                  $107,544,815(1)      $28,392(1)
                                      shares
-------------------------------------------------------------------------------------------------------------------
common Stock, $.01 par value          376,657        $43.56(2)                  $ 16,407,179(2)      $ 4,332(2)
                                      shares
-------------------------------------------------------------------------------------------------------------------
Totals                              3,100,000                                   $123,951,994         $32,724
                                      shares
===================================================================================================================


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(1)  For shares issuable pursuant to stock options under Aware, Inc. 1996 Stock
     Option Plan, as amended, outstanding at July 31, 2000, calculated pursuant to Rule 457(h)(1) based on the weighted average exercise price of such options.
(2) For shares issuable pursuant to stock options under Aware, Inc. 1996 Stock Option Plan, as amended, but not yet granted at July 31, 2000, calculated in accordance with Rules 457(h)(1) and 457(c) based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 29, 2000.

================================================================================
     This Registration Statement covers 3,100,000 shares of common stock, par value $.01 per share, issuable pursuant to the Aware, Inc. 1996 Stock Option Plan, as amended. These shares are in addition to the 3,000,000 shares of common stock registered pursuant to Aware's Registration Statement on Form S-8, File No. 333-15805, filed with the Securities and Exchange Commission on November 7, 1996.

     The contents of Aware's Registration Statement on Form S-8, File No. 333-15805, as filed with the Securities and Exchange Commission on November 7, 1996, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8. EXHIBITS.

 4.1 Aware, Inc. 1996 Stock Option Plan, as amended (included as Annex A to Aware's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 11, 2000 and incorporated herein by reference)

 5.1      Opinion of Foley, Hoag & Eliot LLP

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of Deloitte & Touche LLP

23.3      Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

24.1      Power of Attorney (contained on the signature page)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Massachusetts, on August 31, 2000.

                                               Aware, Inc.


                                               By /s/ Michael A. Tzannes
                                                  ----------------------
                                                  Michael A. Tzannes
                                                  President and Chief Executive
                                                   Officer


                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Michael A. Tzannes and Richard P. Moberg and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                              Title                          Date
     ---------                              -----                          ----

/s/ Michael A. Tzannes      President, Chief Executive Officer and         August 31, 2000
------------------------    Director
Michael A. Tzannes          (Principal Executive Officer)


/s/ Richard P. Moberg       Treasurer and Chief Financial Officer          August 31, 2000
------------------------    (Principal Financial and Accounting Officer)
Richard P. Moberg


/s/ David Ehreth            Director                                       August 31, 2000
------------------------
David Ehreth


/s/ G. David Forney, Jr.    Director                                       August 31, 2000
------------------------
G. David Forney, Jr.


/s/ John K. Kerr            Chairman of the Board and Director             August 31, 2000
------------------------
John K. Kerr


/s/ Edmund C. Reiter        Director                                       August 31, 2000
------------------------
Edmund C. Reiter

                                  EXHIBIT INDEX

Exhibit
No.                                 Description
-------                             -----------

 4.1      Aware, Inc. 1996 Stock Option Plan, as amended (included as Annex A to
          Aware's Definitive Proxy Statement filed with the Securities and Exchange
          Commission on April 11, 2000 and incorporated herein by reference)

 5.1      Opinion of Foley, Hoag & Eliot LLP

23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of Deloitte & Touche LLP

23.3      Consent of Foley, Hoag & Eliot LLP  (included in Exhibit 5.1)

24.1      Power of Attorney (contained on the signature page)